UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Names or Former Addresses, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 27, 2009, the Board of Directors of AnnTaylor Stores Corporation (the “Company”) amended its Bylaws. The following is a summary of the changes effected by the amendments, which summary is qualified in its entirety by reference to the Bylaws, filed as Exhibit 3.2 hereto. The amendments:

(i)	change the voting standard for election of directors in an uncontested election from a plurality to a majority of votes properly cast. A majority of votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director and abstentions are not considered a vote cast. In contested elections, where the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors; and

(ii)	specify that a stockholder’s notice to the Company of a person that the stockholder proposes to nominate for election or re-election as a director requires, in addition to the other information required by the Bylaws, the inclusion of a statement as to whether the person nominated, if elected, intends to tender, promptly following such person’s election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at any future meeting at which such person would stand for re-election and upon acceptance of such resignation by the Board of Directors.

Item 8.01	Other Events.

On January 27, 2009, the Board of Directors amended the Company’s Corporate Governance Guidelines, a copy of which is available at http://investor.anntaylor.com.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.2	Bylaws of AnnTaylor Stores Corporation, as amended through January 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

Date: January 30, 2009	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.2	Bylaws of AnnTaylor Stores Corporation, as amended through January 27, 2009.